THREE G HOLDINGS, INC.

BY-LAWS

ARTICLE I
Stockholders

1.
Annual Meeting.  An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

2.
Special Meetings.  Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors for the chief executive officer and shall be held at such place, on such date, and at such time as they or he shall fix.

3.
Notice of Meetings.  Written notice of the place, date and time of all meetings of the stockholders shall be given, not less than ten days nor more than sixty days before date on which the meeting shall be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by the Nevada Revised Statutes or the Articles of Corporation.

When a meeting is adjourned to another place, date or time written notice need not be given of the adjourned meeting if the place, date and time thereof are announce at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more that thirty days after the date for which the meeting as originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith.  At any adjourned meeting any, business may be transacted which might have been transacted at the original meeting.

4.
Quorum.  At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, in person or by proxy, shall constitute a quorum for purposes, unless or except to the extent that the presence of a larger number may be required by law.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shared of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, than except as otherwise requires by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall  be determined by a majority of the votes cast as at such meeting.

5.
Organization.  Such person as the Board of Directors may have designated or in the absence of such a person, the highest ranking officer of the Corporation who is present shall call to order any meeting of the stockholders and act as chairman of the meeting.  In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

6.
Conduct of Business.  The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

7.
Proxies and Voting.  At any meeting of the stockholders, every stockholders entitled to vote any vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting except as otherwise provided herein or required by law.

All voting, except on the election of director and where otherwise required by law, any by a voice vote; provided, however, that upon demand thereof by a stockholder entitled to vote or his proxy, a stock vote shall be taken.  Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.  Every vote taken by ballots shall be counted by an inspector appointed by the chairman of the meeting.

All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority.

8.
Stock List.  A complete list of stockholders entitled to vote at any meeting of stockholders, arranged n alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not specified, at the place where the meeting is to be held.

The stock list shall be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present.  This list shall presumptively determine the identity of the stockholders entitled to vote at the  meeting and the number of shares held by each of them.

9.
Written Consent.  Any action required by law to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE II
Board of Directors

1.
Number and Term of Office.  The number of directors who shall constitute the whole board shall not be less than one nor more than seven.  Each director shall be elected for a term of one year and until his successor is elected and qualified, except as otherwise provided herein or required by law.  Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

2.
Vacancies.  If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his successor is elected and qualified.

3.
Regular Meetings.  Regular meetings of the Board of Director shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors.  A notice of each regular meeting shall not be required.

4.
Special Meetings.  Special meetings of the Board of Directors may be called by one-third of the directors then in office if by the chief executive officer and shall be held at such place, on such date and at such time as they or he shall fix.  Notice of the place, date and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than three days before the meeting of by telegraphing, emailing or faxing the same not less than 18 hours before the meeting.  Unless otherwise indicated in the notice thereof, any and all business may be transferred at a special meeting.

5.
Quorum.  At any of meeting of the Board of Directors, one-third of the total number of the whole board, but never less than two, shall constitute a quorum for all purposes.  If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time without further notice or waiver thereof.

6.
Participation in meetings by Conference Telephone.  Members of the Board of Directors, or any committee thereof may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other.  Such participation shall constitute presence in person at such meeting.

7.
Conduct of Business.  At any meeting of the Board of Directors, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determine by the vote of a majority of the director present, except as otherwise provided herein or required by law.  Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board of Directors.

8.
Powers.  The Board of Directors may, except as otherwise required by law, exercise all such powers and so all such things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power.

(1)	To declare dividends from time to time in accordance with law;

(2)	To purchase or other acquire any property, rights or privileges on such terms as it shall determine;

(3)
To authorize the creation, making and issuance, in such form as it may determine of written obligations of every kind, negotiable or non-negotiable, secured, or unsecured, and to do all things necessary in connection therewith;

(4)	To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the being;

(5)	To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers and agents;

(6)	To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers and agents of the Corporation and its subsidiaries as it may determine;

(7)	To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers and agents of the Corporation and its subsidiaries as it may determine; and

(8)	To adopt from time to time regulations, nor inconsistent with these by-laws, for the management of the Corporation's business and affairs.

ARTICLE III
Committees

1.
Committees of the Board of Directors.  The Board of Directors, by a vote of a majority of the whole board, may from time to time designate committees of the board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee.   Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock of the resolution which designated the committee or a supplemental resolution of the Board of Directors shall so provide.  In the absence or disqualification of any member of any of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of directors to act at the meeting in the place of the absent or disqualified member.

2.
Conduct of Business.  Each Committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law.  Adequate provision shall   be made for notice to manners of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.  Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE IV
Officers

1.
Generally.  The officers of the Corporation shall consist of a president, one or more vice-presidents, a secretary, a treasurer and such other subordinate officers as may from time to time be appointed by the Board of Directors.  Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders.  Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal.  The President shall be a member of the Board of Directors.  Any number of offices may be held by the same person.

2.
President.  The president shall be the chief executive officer of the Corporation.  Subject to the provisions of these by-laws and to the direction of the Board of directors, he shall have the responsibility for the general management and control of the affairs and business of the Corporation and shall perform all the duties and have all the powers which are delegated to him by the Board of Directors.  He shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized.  He shall have general supervision and direction of all of the other officers and agents of the Corporation.

3.
Vice Presidents.  Each Vice-President shall perform such duties as the Board of Directors shall prescribe.  In the absence or disabilities of the President, the Vice-President who has served in such capacity for the longest time shall perform the duties and exercise the powers of the President.

4.
Treasurer.  The Treasurer shall have the custody of all monies and securities of the Corporation and shall keep regular books of account.  He shall make such disbursements of the funds of the Corporation as are proper and shall render from time to time an account of all such transactions and of the financial condition of the Corporation.

5.	Secretary. The Secretary shall issue all authorized notices for, and shall deep minutes of all meetings of the stockholders and the Board of Directors. He shall have charge of the corporate books.

6.	Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agents, notwithstanding any provision hereof.

7.	Removal. Any officer of the Corporation may be removed at any time with or without cause by the Board of Directors.

8.
Action with Respect to Securities of other Corporations.  Unless otherwise directed by the Board of directors, the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of the stockholders of or with respect to any action  of stockholders of any other  corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such  other corporation.

ARTICLE V
Right of Indemnification of Director, Officers and Others

1.
Right to Indemnification.  Each person who was or is made a party or is threatened to be a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she or a person for whom he or she is the legal representative is or was a director or officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Nevada Revised Statute. as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification right than said law permitted the Corporation to provide broader indemnification fight than said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorney's fees, judgments, fines, FRISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith.  Such right shall be a contract right and shall include the right to be paid by the Corporation for expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director of officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or offices is not entitled to be indemnified under this section or otherwise.

2.
Right of Claimant to Bring Suit.  If a claim under Section 1 is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Nevada Revised Statutes for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or it stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Nevada Revised Statute, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.

3.
Non-Exclusivity of Rights.  The rights conferred by Sections 1 and 2 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of the stockholders or disinterested directors or otherwise.

4.
Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or any other corporation, partnership, joint venture, trust or other enterprise against any such expense, liability oil loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Nevada Revised Statute.

ARTICLE VI
Stock

1.
Certificates of Stock.  Each stockholder shall be entitled to a certificate signed by, or in the name if the Corporation by, the President or a vice-president, and by the Secretary or a nd assistant secretary, or the Treasurer or an assistant treasurer, certifying the number of shares owned by him.  Any of or all the signatures ont he certificate may be facsimile.

2.
Transfers of Stock.  Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the corporation.  Except where a certificate is issued in accordance with Section 4 of Article VI of these by-laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

3.
Record Date.  The Board of Directors may fix a record date, which shall not be more than 60 nor less than 10 days before the date of any  meeting of stockholders, nor more than 60 days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or the exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

4.
Lost, Stolen or Destroyed Certificates.  In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

5.	Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

6.
Capital Stock - Authorization and Issuance.  The total number of shares of stock which the Corporation shall have the authority to issue is FIFTY MILLION (50,000,000) shares designated as Common Stock, which shall have a par value of One Millicent ($0.001) per share and TWENTY MILLION (20,000,000) shares designated as Preferred Stock, which shall have a par value of One Millicent ($0.001) per share.

A statement of the preferences, limitations and relative rights with respect to the capital stock is as follows:

B.	COMMON STOCK:

Subject to limitations set forth herein, the holders of the shares of the Common Stock shall be entitled to receive dividends when and as declared by the Board of Directors out of any funds legally available therefor.  In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment in full of the amounts which the holders of the shares of the Series Preferred Stock are entitled to receive in such event, the remaining assets of the Corporation shall be distributed ratably tot he holders of the shares of the Common Stock.  Each holder of record of Common Stock shall be entitled to one vote for each share held.

1.	Cumulative Voting Restriction. The share holders of the Corporation shall not have cumulative voting rights in the election of directors.

2.
Preemptive Rights Restriction.  The Stockholders of the Corporation shall not have any preemptive rights.  No holder of any of the shares of any class of stock of this Corporation shall be entitled to the right to subscribe for, purchase, or otherwise acquire any shares of any class of the Stock of this Corporation which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class  of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities, or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been re-acquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful  consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

C.	PREFERRED STOCK:

The shares of Preferred Stock may be issued from time to time in one or more series, in any manner permitted by law, as determined from time to time by the Board of Directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it.  Without limiting the generality of the foregoing, shares in such series shall have such voting powers, powers, full or limited, or no voting powers, and shall have such designations, preferences, and relative, participating optional, or other special rights, and qualifications, limitations, or restrictions thereof, permitted by law, as shall be stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it.  The number of shares of any such series so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the Board of Directors pursuant to authority hereby vested in it.

7.	Capital Distributions to Stockholders.

(a)
The Board of Directors may from time to time distribute to the stockholders in partial liquidation, out of the stated capital surplus of the Corporation, a portion of its assets, in cash or property, subject to the limitations contained in the statutes of Nevada.

(b)
Whenever the Corporation shall be engaged in the business of exploiting natural resources, dividends may be declared and paid in cash and/or kind out of the depletion reserves at the discretion of the Board of Directors and in conformity with the statutes of Nevada.

ARTICLE VII
Notices

1.
Notices.  Whenever notice is required to be given to any stockholder, director, officer, employee or agent, such requirement shall not be construed to mean personal notice.  Such notice  may in every instance be effectively given by depositing a writing in a post office or letter box, in a postpaid, sealed wrapper, or by dispatching a prepaid telegram, addressed to such stockholder, director, officer, employee or agent at his or her address as the same appears on the books of the Corporation.  The time when such notice is dispatched shall be the time of the giving of the notice.

2.
Waivers.  A  written waiver of any notice, signed by a stockholder director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent.  Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VIII
Miscellaneous

1.
Facsimile Signature.  In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these by-laws, facsimile signatures of any director or officer of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

2.
Corporate Seal.  The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in charge of the secretary.  If and when so directed by the Board of Directors or a committee thereof, duplicated oft he seal may be kept and used by the treasurer or by the assistant secretary of assistant treasurer.

3.
Reliance Upon Books, Reports, and Records.  Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in performance of his duties, be fully protected in relying in good faith upon the books of account or records of the corporation, including reports made to Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

4.	Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

5.
Time Periods.  In applying any provision of these by-laws which require that an act be done during a period of specified number of days prior to an event, calendar days shall be used of the doing of the act shall be excluded, and the day of the event shall be included.

6.
Bank Account and Loan Authorization.  Resolutions required by the banks and/or other depository and lending institutions which refer to Board of Directors resolutions may be signed by two officers of the Corporation one of which shall be the President or Vice-President or assistant Vice-President and the other endorsement shall be the Secretary-Treasurer, Secretary or Assistant Secretary.  This section shall confirm the Board of Directors Agreement to the signing if such resolutions which are legally  required by such bank and/or deposit or loan institution.  A  copy of such resolution shall be immediately filled in the records in and the minute books of the corporation.

ARTICLE IX
Amendments

These by-laws may be amended or repealed by the Board of Directors at any meeting or by stockholders.

Certificate

The undersigned, being the duly elected and acting officer of Three G Holdings, Inc., a Nevada corporation, hereby certifies the foregoing By-laws of such corporation duly adopted by its Board of Directors.

Three G Holdings, Inc.

Sole Director named in the
Articles of Incorporation